Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA
(949) 524-4205
Cindy.Olsen@chipotle.com

Chipotle ANNOUNCES THIRD QUARTER 2023 RESULTS

Comparable sales increase 5% driven by transaction growth as margins expand

NEWPORT BEACH, Calif. – October 26, 2023 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its third quarter ended September 30, 2023.

Third quarter highlights, year over year:

•	Total revenue increased 11.3% to $2.5 billion
•	Comparable restaurant sales increased 5.0%
•	Operating margin was 16.0%, an increase from 15.1%
•	Restaurant level operating margin was 26.3% [1], an increase of 100 basis points
•

Diluted earnings per share was $11.32, a 23.0% increase from $9.20. Adjusted diluted earnings per share, which excluded a $0.04 after-tax impact from expenses related to corporate restructuring, was $11.36[1], a 19.5% increase from $9.51[1].

•	Opened 62 new restaurants with 54 locations including a Chipotlane

"Chipotle’s value proposition including customized, delicious culinary served quickly with great hospitality, is stronger than ever which is translating to great results including sustained positive transaction growth. We remain focused on developing exceptional people, preparing delicious food and fast throughput which will further strengthen our brand and continue to position us for long term growth,” said Brian Niccol, Chairman and CEO, Chipotle.

Results for the three months ended September 30, 2023:

Total revenue in the third quarter was $2.5 billion, an increase of 11.3% compared to the third quarter of 2022. The increase in total revenue was driven by new restaurant openings, and a 5.0% increase in comparable restaurant sales attributable to higher transactions and, to a lesser extent, an increase in average check. Digital sales represented 36.6% of total food and beverage revenue.

We opened 62 new restaurants during the third quarter with 54 locations including a Chipotlane. These formats continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.

Food, beverage and packaging costs in the third quarter were 29.7% of total revenue, a decrease of about 10 basis points compared to the third quarter of 2022. The benefit from last year’s menu price increases was mostly offset by inflation across several food costs, primarily beef and queso.

Restaurant level operating margin in the third quarter was 26.3%  compared to 25.3% in the third quarter of 2022. The improvement was primarily due to the benefit of sales leverage, partially offset by higher inflation across several food costs and, to a lesser extent, wage inflation.

1 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

General and administrative expenses for the third quarter were $159.5 million on a GAAP basis, or $158.2 million on a non-GAAP basis, excluding $1.3 million of corporate restructuring costs related to the May 2023 optimization of our organizational structure.  GAAP and non-GAAP general and administrative expenses for the third quarter also include $119.3 million of underlying general and administrative expenses, $34.3 million of non-cash stock compensation, $3.4 million of higher performance-based accruals and payroll taxes on equity vesting and exercises and $1.2 million of other costs, primarily related to our upcoming All Managers Conference scheduled for the first quarter of 2024.

The effective income tax rate for the third quarter was 24.2% compared to 24.4% in the third quarter of 2022. The decrease in the effective income tax rate was primarily due to a decrease in uncertain tax position reserves and higher income tax credits, mostly offset by a decrease in tax benefits from option exercises and equity vesting.

Net income for the third quarter was $313.2 million, or $11.32 per diluted share, compared to  $257.1 million, or $9.20 per diluted share, in the third quarter of 2022.  In the third quarter of 2023, excluding the $0.04 after-tax impact from expenses related to corporate restructuring, adjusted diluted earnings per share was $11.36.

During the third quarter, our Board of Directors approved the investment of up to an additional $300 million, exclusive of commissions, to repurchase shares of our common stock, subject to market conditions. Including this repurchase authorization, $368.4 million was available as of September 30, 2023. The repurchase authorization may be modified, suspended, or discontinued at any time. We repurchased $226.3 million of stock at an average price per share of $1,913.98 during the third quarter.

More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of October.

Outlook

For 2023, management is anticipating the following:

•	Fourth quarter and full year comparable restaurant sales growth in the mid to high-single digit range
•	255 to 285 new restaurant openings (including 10 to 15 relocations to add a Chipotlane), which assumes utility, construction, permit and inspection delays do not worsen
•	An estimated underlying effective full year tax rate between 25% and 27% before discrete items

For 2024, management is anticipating the following:

•	285 to 315 new restaurant openings, which assumes utility, construction, permit and inspection delays do not worsen

Definitions

The following definitions apply to these terms as used throughout this release:

•

Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.

•	Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•	Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•

Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.

Conference Call Details

Chipotle will host a conference call on Thursday,  October 26, 2023, at 4:30 PM Eastern time to discuss third quarter 2023 financial results as well as provide a business update for the fourth quarter 2023.

The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 3311473. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

1 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had over 3,300 restaurants as of September 30, 2023, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe.  Chipotle is ranked on the Fortune 500 and is recognized on the 2023 list for Fortune’s Most Admired Companies and Time Magazine’s Most Influential Companies. With over 110,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release and in the October 26, 2023, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated fourth quarter and full year 2023 comparable restaurant sales growth, goals for number of new restaurant openings, and estimated underlying effective full year tax rate, as well as statements about expected restaurants with Chipotlanes and rate of expansion, future labor costs, future general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation and the competitive labor market, including as a result of regulations such as California AB 1228, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs (including beef, tortillas, queso, salsa, beans and rice); risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks, including risk of breaches, unauthorized access, theft, modification or destruction of guest or employee personal or confidential information stored on our network or the network of third party providers; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites,  construction materials and contractors and the expected costs to accelerate our international expansion through franchise restaurants in the Middle East; increases in ingredient and other operating costs due to inflation, global conflicts, climate change, our Food with Integrity philosophy, tariffs or trade restrictions and supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions and potentially class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

1 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

 CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,
	2023		2022
Food and beverage revenue	$2,456,039	99.4%	$2,202,336	99.2%
Delivery service revenue	15,909	0.6	17,839	0.8
Total revenue	2,471,948	100.0	2,220,175	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	734,186	29.7	662,540	29.8
Labor	616,282	24.9	557,178	25.1
Occupancy	126,269	5.1	115,826	5.2
Other operating costs	345,368	14.0	322,085	14.5
General and administrative expenses	159,501	6.5	140,896	6.3
Depreciation and amortization	78,546	3.2	71,416	3.2
Pre-opening costs	9,605	0.4	7,618	0.3
Impairment, closure costs, and asset disposals	7,241	0.3	6,363	0.3
Total operating expenses	2,076,998	84.0	1,883,922	84.9
Income from operations	394,950	16.0	336,253	15.1
Interest and other income, net	18,392	0.7	3,712	0.2
Income before income taxes	413,342	16.7	339,965	15.3
Provision for income taxes	(100,125)	(4.1)	(82,827)	(3.7)
Net income	$313,217	12.7%	$257,138	11.6%
Earnings per share:
Basic	$11.37		$9.26
Diluted	$11.32		$9.20
Weighted-average common shares outstanding:
Basic	27,550		27,773
Diluted	27,681		27,956

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Nine months ended September 30,
	2023		2022
Food and beverage revenue	$7,304,557	99.3%	$6,394,094	99.1%
Delivery service revenue	50,772	0.7	59,959	0.9
Total revenue	7,355,329	100.0	6,454,053	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	2,165,409	29.4	1,963,394	30.4
Labor	1,811,754	24.6	1,639,044	25.4
Occupancy	372,097	5.1	341,777	5.3
Other operating costs	1,058,281	14.4	970,261	15.0
General and administrative expenses	464,337	6.3	429,118	6.6
Depreciation and amortization	233,902	3.2	212,814	3.3
Pre-opening costs	23,341	0.3	18,219	0.3
Impairment, closure costs, and asset disposals	31,842	0.4	15,354	0.2
Total operating expenses	6,160,963	83.8	5,589,981	86.6
Income from operations	1,194,366	16.2	864,072	13.4
Interest and other income, net	43,787	0.6	14,071	0.2
Income before income taxes	1,238,153	16.8	878,143	13.6
Provision for income taxes	(291,502)	(4.0)	(202,769)	(3.1)
Net income	$946,651	12.9%	$675,374	10.5%
Earnings per share:
Basic	$34.31		$24.20
Diluted	$34.13		$24.02
Weighted-average common shares outstanding:
Basic	27,593		27,907
Diluted	27,739		28,116

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$602,307	$384,000
Accounts receivable, net	71,122	106,880
Inventory	40,177	35,668
Prepaid expenses and other current assets	104,038	86,412
Income tax receivable	-	47,741
Investments	851,699	515,136
Total current assets	1,669,343	1,175,837
Leasehold improvements, property and equipment, net	2,093,011	1,951,147
Long-term investments	473,247	388,055
Restricted cash	25,315	24,966
Operating lease assets	3,555,808	3,302,402
Other assets	72,830	63,158
Goodwill	21,939	21,939
Total assets	$7,911,493	$6,927,504
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$207,541	$184,566
Accrued payroll and benefits	155,015	170,456
Accrued liabilities	151,148	147,539
Unearned revenue	156,320	183,071
Current operating lease liabilities	244,994	236,248
Income tax payable	172,689	-
Total current liabilities	1,087,707	921,880
Long-term operating lease liabilities	3,773,087	3,495,162
Deferred income tax liabilities	111,089	98,623
Other liabilities	53,296	43,816
Total liabilities	5,025,179	4,559,481
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of September 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,467 and 37,320 shares issued as of September 30, 2023 and December 31, 2022, respectively	375	373
Additional paid-in capital	1,917,868	1,829,304
Treasury stock, at cost, 9,982 and 9,693 common shares as of September 30, 2023 and December 31, 2022, respectively	(4,798,748)	(4,282,014)
Accumulated other comprehensive loss	(8,080)	(7,888)
Retained earnings	5,774,899	4,828,248
Total shareholders' equity	2,886,314	2,368,023
Total liabilities and shareholders' equity	$7,911,493	$6,927,504

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended
	September 30,
	2023	2022
Operating activities
Net income	$946,651	$675,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233,902	212,814
Deferred income tax provision	12,465	(8,567)
Impairment, closure costs, and asset disposals	30,536	15,127
Provision for credit losses	565	(969)
Stock-based compensation expense	86,557	77,371
Other	(17,272)	(13,045)
Changes in operating assets and liabilities:
Accounts receivable	33,666	22,891
Inventory	(4,508)	(1,056)
Prepaid expenses and other current assets	(23,494)	(3,169)
Operating lease assets	185,056	171,464
Other assets	(6,939)	(1,537)
Accounts payable	4,886	10,774
Accrued payroll and benefits	(14,902)	(32,861)
Accrued liabilities	1,882	(16,562)
Unearned revenue	(21,190)	(18,141)
Income tax payable/receivable	220,427	(18,070)
Operating lease liabilities	(156,180)	(153,200)
Other long-term liabilities	5,910	2,968
Net cash provided by operating activities	1,518,018	921,606
Investing activities
Purchases of leasehold improvements, property and equipment	(388,801)	(335,518)
Purchases of investments	(845,981)	(513,813)
Maturities of investments	440,788	202,997
Net cash used in investing activities	(793,994)	(646,334)
Financing activities
Acquisition of treasury stock	(437,305)	(629,775)
Tax withholding on stock-based compensation awards	(68,613)	(92,374)
Other financing activities	546	(586)
Net cash used in financing activities	(505,372)	(722,735)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4	(1,170)
Net change in cash, cash equivalents, and restricted cash	218,656	(448,633)
Cash, cash equivalents, and restricted cash at beginning of period	408,966	846,230
Cash, cash equivalents, and restricted cash at end of period	$627,622	$397,597
Supplemental disclosures of cash flow information
Income taxes paid	$54,615	$227,452
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$81,724	$58,127
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$15,312	$5,999

CHIPOTLE MEXICAN GRILL, INC.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the three months ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2023	2023	2023	2022	2022
Number of restaurants opened	62	47	41	100	43
Chipotle permanent closures	(1)	-	-	-	(1)
Chipotle relocations	(2)	(3)	(4)	(3)	(4)
Non-Chipotle permanent closures	(6)	-	-	-	-
Number of restaurants at end of period	3,321	3,268	3,224	3,187	3,090
Average restaurant sales	$2,972	$2,941	$2,892	$2,824	$2,796
Comparable restaurant sales increase	5.0%	7.4%	10.9%	5.6%	7.6%

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding expenses related to restaurant and corporate asset impairment, corporate restructuring, certain legal proceedings, stock-based compensation modification expense, unrealized gains on equity investments, separation costs, and certain other costs. Adjusted general and administrative expense is general and administrative expense excluding corporate restructuring, certain legal proceedings, stock-based compensation modification expense, separation costs, and certain other costs. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted Earnings per Share

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,
	2023	2022
Net income	$313,217	$257,138
Non-GAAP adjustments:
Restaurant costs:
Operating lease asset impairment and other restaurant costs(1)	-	698
Corporate Restructuring:
Duplicate rent expense(2)	-	1,034
Employee related and other restructuring costs(3)	1,334	-
Stock-based compensation modification expense(4)	-	768
Separation costs(5)	-	3,538
Other adjustments(6)	-	961
Total non-GAAP adjustments	$1,334	$6,999
Tax effect of non-GAAP adjustments above(7)	(221)	1,686
After tax impact of non-GAAP adjustments	$1,113	$8,685
Adjusted net income	$314,330	$265,823

Diluted weighted-average number of common shares outstanding	27,681	27,956
Diluted earnings per share	$11.32	$9.20
Adjusted diluted earnings per share	$11.36	$9.51

(1) Operating lease asset impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018.
(3) Charges for third-party vendors, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure.
(4) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.
(5) Expenses related to an employee separation, which consist of incremental compensation costs net of forfeitures of stock-based compensation.
(6) Other adjustments consist of impairment charges for certain corporate assets.
(7) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted General and Administrative Expenses

(in thousands)

(unaudited)

	Three months ended
	September 30,
	2023	2022
General and administrative expenses	$159,501	$140,896
Non-GAAP adjustments:
Restructuring expense(1)	(1,334)	(1,034)
Stock-based compensation modification expense(2)	-	(768)
Separation costs(3)	-	(3,538)
Total non-GAAP adjustments	$(1,334)	$(5,340)
Adjusted general and administrative expenses	$158,167	$135,556

(1) For three months ended September 30, 2023, third-party vendor expense, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure. For the three months ended September 30, 2022, duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018.

(2) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.
(3) Expenses related to an employee separation, which consisted of incremental compensation costs net of forfeitures of stock-based compensation.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Effective Income Tax Rate

(unaudited)

	Three months ended
	September 30,
	2023	2022
Effective income tax rate	24.2%	24.4%
Tax impact of non-GAAP adjustments(1)	-	(1.0)
Adjusted effective income tax rate	24.2%	23.4%

(1) Adjustments related to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Restaurant Level Operating Margin

(in thousands)

(unaudited)

	Three months ended September 30,
	2023	Percent of total revenue	2022	Percent of total revenue
Income from operations	$394,950	16.0%	$336,253	15.1%
Non-GAAP Adjustments:
General and administrative expenses	159,501	6.5	140,896	6.3
Depreciation and amortization	78,546	3.2	71,416	3.2
Pre-opening costs	9,605	0.4	7,618	0.3
Impairment, closure costs, and asset disposals	7,241	0.3	6,363	0.3
Total non-GAAP Adjustments	$254,893	10.3%	$226,293	10.2%
Restaurant level operating margin	$649,843	26.3%	$562,546	25.3%